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                                                                    EXHIBIT 99.1

                            CAPITAL AUTOMOTIVE REIT

                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

                               AUTHORIZATION FORM

Return to:

     American Stock Transfer & Trust Company
     40 Wall Street
     New York, NY 10005
     Telephone: (800) 278-4353
     Attention: Dividend Reinvestment Department

PRINT NAME EXACTLY AS IT APPEARS ON CERTIFICATE OR ON ACCOUNT DOCUMENTATION

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PRINT ADDRESS

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SOCIAL SECURITY OR TAX ID NUMBER

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IF BENEFICIAL OWNER:

    NAME OF BROKER, BANK OR OTHER NOMINEE

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    CONTACT

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    NAME OF DEPOSITORY USED BY BROKER BANK OR NOMINEE

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    PARTICIPANT NUMBER WITH DEPOSITORY

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FOR ALL PARTICIPANTS -- OPTIONS ELECTED:

[ ] FULL DIVIDEND REINVESTMENT. Please apply all dividends on shares or units of the Company held in my name or in the above account and dividends on shares held in my plan account to the purchase of additional common shares of beneficial interest of the Company.

[ ] PARTIAL DIVIDEND REINVESTMENT. Please apply all dividends on           of
the shares or units held in my name or the above account and dividends on all shares held in my plan account to the purchase of additional common shares of beneficial interest of the Company.

[ ] OPTIONAL CASH PAYMENT. Enclosed is payment in the amount of
$          (minimum $500, maximum $10,000) to make an additional investment in
Capital Automotive REIT shares. (Please make check payable to American Stock Transfer and Trust Company -- Capital Automotive REIT DRSPP.) If you hold shares through a bank, broker or other nominee, you must also submit a Broker & Nominee Form with each optional cash payment.
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[ ] DIVIDENDS ON SHARES IN PLAN ACCOUNT ACQUIRED WITH OPTIONAL CASH PAYMENTS.
Dividends on Plan shares acquired through optional cash payments by any record or beneficial owner will be:

     [ ] paid directly to           .

     [ ] fully enrolled in the Dividend Reinvestment Program. Please apply all dividends on shares of the Company acquired with optional cash payments to the purchase of additional common shares of beneficial interest of the Company.

[ ] An authorization for automatic cash investments is also enclosed.

I appoint American Stock Transfer and Trust Company (the "Plan Administrator") as agent and authorize the Plan Administrator to reinvest future dividends paid on the specified number of common shares of beneficial interest of Capital Automotive REIT and any optional cash investments I may make from time to time in additional common shares of beneficial interest of Capital Automotive REIT, all in accordance with the Capital Automotive REIT Dividend Reinvestment and Share Purchase Plan Prospectus, receipt of which is hereby acknowledged.

I understand that participation is subject to the terms and conditions of the Capital Automotive REIT Dividend Reinvestment and Share Purchase Plan as set forth in the Prospectus relating thereto and that enrollment may be discontinued at any time by written notice to the Plan Administrator at the address shown above.

I certify under penalties of perjury that (i) the social security number or tax identification number shown above is correct and (ii) I am not subject to backup withholding because the Internal Revenue Service (a) has not notified me that I am, as a result of failure to report all interest or dividends or (b) has notified me that I am no longer subject to backup withholding. The certifications in this paragraph are required of all non-exempt persons to prevent backup withholding of 20% of all taxable distributions under federal income tax law. Check here if you are subject to backup withholding [ ].

SIGNATURE(S)

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